Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159211, 333-149281, 333-141660, 333-133332, 333-112728, 333-109809, 333-102509 and 333-66758) and on Form S-3 (Nos. 333-140268 and 333-143989) of PDF Solutions, Inc. of our report dated March 16, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 16, 2010